                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                  Central Hudson Gas & Electric Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                Merrill-Burrups
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                   CENTRAL HUDSON GAS & ELECTRIC CORPORATION

                                284 SOUTH AVENUE
                       POUGHKEEPSIE, NEW YORK 12601-4879

                                                               February 23, 1996

To the Holders of Common Stock:

    The annual meeting of shareholders will be held at the Corporation's office in Poughkeepsie, N.Y. on April 2, 1996. A formal Notice of the Annual Meeting and Proxy Statement are attached hereto.

    We request that you sign, date, and mail the enclosed proxy card promptly. Prompt return of your voted proxy will reduce the cost of further mailings. You may revoke your voted proxy at any time prior to the meeting or vote in person if you attend the meeting.

    Last year, proxies were received from over 26,000 shareholders representing 85% of the outstanding stock. We hope that an equally fine response will be forthcoming this year.

    You are cordially invited to attend the annual meeting in person. It is always a pleasure for me and the other members of the Board of Directors to meet with our shareholders. We look forward to greeting as many of you as possible at the meeting.

                                          John E. Mack, III
                                          CHAIRMAN OF THE BOARD
                                          AND CHIEF EXECUTIVE OFFICER

                   CENTRAL HUDSON GAS & ELECTRIC CORPORATION

                                284 SOUTH AVENUE
                       POUGHKEEPSIE, NEW YORK 12601-4879

                            ------------------------

                            NOTICE OF ANNUAL MEETING

                            ------------------------

                                                               February 23, 1996

To the Holders of Common Stock:

    NOTICE IS HEREBY GIVEN that the annual meeting of the shareholders of Central Hudson Gas & Electric Corporation will be held at the office of the Corporation, 284 South Avenue, in the City of Poughkeepsie, Dutchess County, New York, on TUESDAY, APRIL 2, 1996, AT 10:30 A.M., for the following purposes:

    (1)To elect directors for the ensuing year;

    (2)To ratify the appointment of Price Waterhouse LLP as independent accountants for the year 1996; and

    (3)To take action upon any other matters that may properly come before the meeting.

                                          By Order of the Board of Directors,

                                          Ellen Ahearn
                                          SECRETARY

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

    The enclosed proxy is being solicited by the Board of Directors of the Corporation for use in connection with the annual meeting of shareholders to be held on April 2, 1996. This proxy statement and enclosed proxy are first being sent to shareholders on or about February 23, 1996. The mailing address of the principal executive office of the Corporation is 284 South Avenue, Poughkeepsie, New York 12601-4879. The cost of preparing, printing and mailing the notice of meeting, proxy, proxy statement and annual report will be borne by the
Corporation. Proxy solicitation other than by use of the mail may be made by regular employees of the Corporation by telephone and personal solicitation. Banks, brokerage houses, custodians, nominees and fiduciaries are being requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies, and may be reimbursed for their out-of-pocket expenses incurred in that connection. In addition, the Corporation has retained D.F. King & Co., Inc. of New York, New York, a proxy solicitation organization, to assist in the solicitation of proxies. The fee of such organization in connection therewith is estimated to be $7,000, plus reasonable out-of-pocket expenses. Any shareholder giving the enclosed proxy has the right to revoke it at any time before it is voted. To revoke a proxy, the shareholder must file with the Secretary of the Corporation either a written revocation or a duly executed proxy bearing a later date.

    The record of shareholders entitled to notice of, and to vote at, the annual meeting was taken at the close of business on February 14, 1996. At that date, the Corporation had outstanding 17,546,834 shares of Common Stock ($5.00 par value) of the Corporation ("Common Stock"). Each share of Common Stock is entitled to one vote. No other class of securities is entitled to vote at this meeting.

    The proxies given pursuant to this solicitation will be voted at the meeting or any adjournment thereof. Abstentions and broker non-votes are voted neither "for" nor "against," and have no effect on the vote, but are counted in the determination of a quorum.

                             ELECTION OF DIRECTORS

    Nine directors are to be elected by a plurality of the votes cast at the annual meeting of shareholders by holders of shares entitled to vote. Such directors shall hold office until the next annual meeting of shareholders or until their successors are duly elected and qualify. The Board of Directors proposes the following nominees, all of whom are now directors of the Corporation, and recommends a vote in favor thereof:

                                                                                                         PERIOD OF
                           PRINCIPAL OCCUPATION OR EMPLOYMENT AND                                       SERVICE AS
                               POSITIONS AND OFFICES WITH THE               BUSINESS EXPERIENCE          DIRECTOR
   NAME AND AGE (1)                   CORPORATION (1)                   DURING PAST FIVE YEARS (1)         BEGAN
----------------------  --------------------------------------------  -------------------------------  -------------
L. Wallace Cross        Retired from  the Corporation  as  Executive  Present position                        1990
  66                     Vice President and Chief Financial Officer;
                         Chairman   of   the  Board   of  Directors,
                         Christian  Herald   Association,  Inc.,   a
                         not-for-profit    charitable   organization
                         Poughkeepsie, N.Y.
Jack Effron             President  of   Efco  Products,   a   bakery  Present positions                       1987
  62                     ingredients  corporation; member of the St.
                         Francis Health Care Foundation; Chairman of
                         the   Chief    Executive's   Network    for
                         Manufacturing of the Council of Industry of
                         Southeastern    New   York;   Chairman   of
                         Committee on  Compensation  and  Succession
                         Poughkeepsie, N.Y.

                                                                                                         PERIOD OF
                           PRINCIPAL OCCUPATION OR EMPLOYMENT AND                                       SERVICE AS
                               POSITIONS AND OFFICES WITH THE               BUSINESS EXPERIENCE          DIRECTOR
   NAME AND AGE (1)                   CORPORATION (1)                   DURING PAST FIVE YEARS (1)         BEGAN
----------------------  --------------------------------------------  -------------------------------  -------------
Frances D. Fergusson    President   and  Professor  of  Art,  Vassar  Present positions                       1993
  51                     College; Member, Board  of Trustees of  the
                         Ford  Foundation and Chair of its Education
                         and Culture Committee; Trustee of the  Mayo
                         Foundation;  Trustee  of  Historic  Hudson;
                         Director,  Marine   Midland   Bank,   N.A.;
                         Director, National Association of
                         Independent   Colleges   and   Universities
                         Poughkeepsie, N.Y.
Heinz K. Fridrich       Courtesy Professor, University of Florida at  Present position,  except  Vice         1988
  62                     Gainesville; Chairman of Committee on Audit   President   --  Manufacturing,
                         Fernandina Beach, FL.                         International Business
                                                                       Machines  Corporation,   April
                                                                       1991  - September 1993; former
                                                                       Member, Board  of Trustees  of
                                                                       Mount    St.   Mary   College,
                                                                       1991-1993
Edward F. X. Gallagher  Owner of Gallagher Transportation  Services,  Present position                        1984
  62                     a  group of  companies engaged  in the sale
                         and leasing of  commercial motor  vehicles,
                         the  distribution  of  wholesale automotive
                         parts and  the operation,  under the  trade
                         name  of  Leprechaun  Lines  and  Tours, of
                         several bus companies
                         Newburgh, N.Y.
Paul J. Ganci           President and Chief Operating Officer of the  Present position                        1989
  57                     Corporation
                         Poughkeepsie, N.Y.
Charles LaForge         President of Wayfarer Inns and owner of  the  Present positions                       1987
  65                     Beekman Arms in Rhinebeck, N.Y.; Trustee of
                         Rondout  Savings  Bank  in  Kingston, N.Y.;
                         Trustee emeritus of the Culinary  Institute
                         of    America    in    Poughkeepsie,   N.Y.
                         Rhinebeck, N.Y.
John E. Mack, III       Chairman of  the Board  and Chief  Executive  Present positions                       1981
  61                     Officer of the Corporation; Chairman of the
                         Executive    and    Retirement   Committees
                         Poughkeepsie, N.Y.
Edward P. Swyer         President of  the  Swyer Companies,  a  real  Present positions, except               1990
  46                     estate  firm  engaged in  the construction,   Managing  Partner  of  WTZA-TV
                         development  and  management  of commercial   Associates, a  UHF  television
                         properties  in the  Capital District Region   station, 1991-1993
                         Albany, N.Y.

------------------------------
(1) Based on information furnished to the Corporation by the nominees as of December 31, 1995.

    IT IS THE INTENTION OF THE PERSONS NAMED IN THE PROXY FORM TO VOTE SUCH PROXIES FOR THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED ABOVE. ALTHOUGH THE BOARD OF DIRECTORS DOES NOT CONTEMPLATE THAT ANY OF THE NOMINEES WILL BE UNABLE TO SERVE, SHOULD SUCH A SITUATION ARISE PRIOR TO THE MEETING, THE PROXIES WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PERSONS ACTING THEREUNDER.

                               SECURITY OWNERSHIP

    The following table lists the number of shares of Common Stock beneficially owned by all the directors, and nominees for election as directors, each executive officer listed in the table under the caption "Executive Compensation" and by all directors and executive officers of the Corporation as a group:

                                                                         NO. OF            % OF
NAME                                                                   SHARES (1)        CLASS (2)
-------------------------------------------------------------------  ---------------  ---------------
L. Wallace Cross...................................................     10,835         less than 1%
Jack Effron........................................................      1,800         less than 1%
Richard H. Eyman...................................................      2,060(3)(4)   less than 1%
Frances D. Fergusson...............................................        975         less than 1%
Heinz K. Fridrich..................................................      2,020         less than 1%
Edward F. X. Gallagher.............................................      1,943         less than 1%
Paul J. Ganci......................................................      7,289(3)      less than 1%
Charles LaForge....................................................      2,902         less than 1%
John E. Mack, III..................................................     10,833(3)      less than 1%
Howard C. St. John.................................................      4,000(4)      less than 1%
Edward P. Swyer....................................................      4,900(5)      less than 1%
Joseph J. DeVirgilio, Jr...........................................      1,320         less than 1%
Carl E. Meyer......................................................      1,188         less than 1%
Allan R. Page......................................................      2,230         less than 1%
All directors and executive officers as a group (21 persons).......     59,515         less than 1%

------------------------
(1) Based on information furnished to the Corporation by the directors and executive officers as of December 31, 1995. No other equity securities are owned beneficially by any such directors and officers, except that Mr. St. John owns 100 shares of the Corporation's 4 1/2% Cumulative Preferred Stock and Mrs. St. John owns 100 shares of the Corporation's 7.72% Cumulative Preferred Stock. Such shares owned by Mr. and Mrs. St. John represent in the aggregate less than 1% of the total of the shares of Cumulative Preferred Stock outstanding. Said 100 shares of 7.72% Cumulative Preferred Stock owned by Mrs. St. John are considered to be beneficially owned by Mr. St. John only for the purpose of this proxy statement and he disclaims any beneficial interest in such shares for all other purposes. (Note: The Corporation redeemed, on January 1, 1996, its 7.72% Series of Cumulative Preferred Stock.)

(2) The percentage ownership calculation for each owner has been made on the basis that there are outstanding 17,546,834 shares of Common Stock on the record date.

(3) Includes shares owned by the respective spouses of the named individuals as follows: Mrs. Mack -- 725 shares; Mrs. Ganci -- 1,294 shares; and Mrs. Eyman -- 100 shares. The shares owned by Mrs. Mack, Mrs. Ganci and Mrs. Eyman are considered to be beneficially owned by Mr. Mack, Mr. Ganci and Mr. Eyman, respectively, only for the purpose of this proxy statement and the respective named individuals disclaim any beneficial interest in such shares for all other purposes.

(4) Messrs. Eyman and St. John are not standing for reelection to the Corporation's Board of Directors.

(5) Includes 1,900 shares owned by a trust for the benefit of Mr. Swyer's sisters, under which trust Mr. Swyer is a co-trustee with power of investment. Said shares held in trust are considered to be beneficially owned by Mr. Swyer only for the purpose of this proxy statement and he disclaims any beneficial interest in such shares for all other purposes.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and directors and persons who own more than ten percent of a registered class of the Corporation's equity securities ("Reporting Persons") to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Such Reporting Persons are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Corporation and written representations from the Corporation's officers and directors, all requisite filings were made in 1995, except that Mr. Heinz K. Fridrich, a director, inadvertently failed to file a timely report with the SEC as to the acquisition of 419 shares of Common Stock. A report of such acquisition was filed by Mr. Fridrich with the SEC.

                       BOARD OF DIRECTORS AND COMMITTEES

MEETINGS AND ATTENDANCE

    During 1995, there were 12 meetings of the Board of Directors. All directors attended at least 75% of the aggregate of the total number of Board meetings and meetings of Committees of the Board on which they served. The average attendance at all such meetings during 1995 was 95%.

    The five standing Committees of the Board of Directors are the Committee on Audit, the Committee on Compensation and Succession, the Executive Committee, the Committee on Finance and the Retirement Committee. Information with respect to the Committee on Audit and the Committee on Compensation and Succession is set forth below.

COMMITTEE ON AUDIT

    The members of this Committee are Messrs. Fridrich (Chairman), Cross, Eyman and St. John. The Committee had three meetings during 1995, which were attended by representatives of the Corporation's independent accountants, Price
Waterhouse LLP. The Committee examines the adequacy of the Corporation's internal audit activities, reviews the scope of the audit by Price Waterhouse LLP and related matters pertaining to the examination of the financial statements, reviews the nature and extent of any non-audit services provided by the Corporation's independent accountants, consults at least three times a year with them and makes recommendations to the Board of Directors with respect to the foregoing matters as well as with respect to the appointment of the Corporation's independent accountants.

COMMITTEE ON COMPENSATION AND SUCCESSION/INTERLOCKS AND INSIDER PARTICIPATION

    The members of this Committee ("Compensation Committee") are Messrs. Effron (Chairman), Eyman and Swyer and Dr. Fergusson. The Compensation Committee had three meetings during 1995. The Compensation Committee considers and recommends to the Board of Directors the compensation (and special terms, if any, of employment) of directors, officers of the Board of Directors and the salaries of officers of the Corporation. The Compensation Committee also considers and recommends to the Board of Directors the candidates to be nominated for election to the Board and candidates for appointment by the Board as officers of the Corporation. The Compensation Committee is charged with receiving recommendations of nominees by shareholders for election of the Board of Directors and reviewing and comparing the qualifications of such nominees with those of other potential nominees. Any shareholder desiring to submit the name of a nominee should send it, together with a statement of the candidate's qualifications, to the Committee on Compensation and Succession, c/o the Secretary, Central Hudson Gas & Electric Corporation, 284 South Avenue, Poughkeepsie, New York 12601-4879.

    No Compensation Committee interlock relationship existed in 1995.

REMUNERATION OF DIRECTORS AND OFFICERS OF THE BOARD AND RELATED MATTERS

    Each non-employee member of the Board of Directors ("Outside Directors") (Messrs. Mack and Ganci are employee-directors), receives an annual retainer of $14,000, $700 for attendance at each meeting of the Board and $600 for attendance at each meeting of any committee of the Board of which such director is a member if such meeting is held on the same day as a meeting of the Board, and $700 for such committee meeting if held on a day other than that on which a Board meeting is held. Chairpersons of Committees of the Board received additional annual compensation in 1995 as follows: Mr. St. John, as Chairman of the Committee on Finance -- $5,000; Mr. Effron, as Chairman of the Compensation Committee -- $2,500; Mr. Fridrich, as Chairman of the Committee on Audit for nine months of 1995 -- $1,875; and Mr. Eyman, as Chairman of the Committee on Audit for three months of 1995 -- $625.

    DIRECTORS' DEFERRED COMPENSATION PLAN

    The Corporation's Directors' Deferred Compensation Plan applies to Outside Directors of the Corporation, and permits a director to elect at any time or from time to time to defer all or part of such director's compensation for services thereafter rendered to the Corporation. For purposes of such Plan, compensation is defined to include the amount of money to be paid to the director for serving as a member of the Board of Directors and any committee of the Board, for serving as an officer of the Board of Directors and any committee of the Board and for any other services rendered individually by agreement with the Corporation. A director's compensation deferred in accordance with such Plan is paid to said director (together with an interest equivalent computed by applying monthly a rolling average of the United States Treasury Bill rate to the amount of compensation then deferred from the time the compensation would ordinarily have been paid until the time it is actually paid) at such time as the director ceases being a member of the Board of Directors or at such other time after ceasing to be a director as the director may specify when making the original election to defer compensation. The commencement of such pay-out period, however, must be at least one year after the effective date of such election.

    STOCK PLAN FOR OUTSIDE DIRECTORS

    In response to suggestions by shareholders that at least a portion of compensation of the Outside Directors of the Corporation be made in the form of Common Stock, the Board of Directors adopted, effective January 1, 1996, a "Stock Plan for Outside Directors" ("Stock Plan"). The Stock Plan is not only responsive to shareholders' interests, but will also continue to enable the Corporation to retain and attract qualified Outside Directors.

    Pursuant to the terms of the Stock Plan, for each full quarterly period of each year of service, an Outside Director is credited with 25 Share Equivalents (a Share Equivalent being equal to one share of Common Stock). Generally, Share Equivalents credited to an Outside Director are distributed quarterly to the participant in the form of shares of Common Stock. In addition, when an Outside Director ceases to be a director for any reason, other than removal for cause, that director will receive, quarterly, 25 shares of Common Stock for each full quarterly period (but not beyond 40 such periods) during which that director served as an Outside Director, including periods prior to January 1, 1996; however, no such distribution will be made after that director's death.

                             EXECUTIVE COMPENSATION

    The Summary Compensation Table set forth below includes compensation information on the Chairman of the Board and Chief Executive Officer of the Corporation and each of the Corporation's four most highly compensated executive officers whose salary in 1995 exceeded $100,000.

SUMMARY COMPENSATION TABLE

                                                                           ANNUAL COMPENSATION
                                                              ---------------------------------------------
           NAME AND PRINCIPAL POSITION               YEAR     SALARY (1)       BONUS      COMPENSATION (2)
-------------------------------------------------  ---------  -----------  -------------  -----------------
John E. Mack, III, Chairman of the Board and            1995  $   321,750  $   30,264(3)      $   4,620
 Chief Executive Officer                                1994      312,000      12,480(3)          4,500
                                                        1993      307,750           0             4,497
Paul J. Ganci, President and Chief Operating            1995      253,750      19,500(3)          4,620
 Officer                                                1994      247,500      10,000             4,500
                                                        1993      236,250           0             4,497
Carl E. Meyer, Vice President -- Customer               1995      164,000       1,298             4,500
 Services                                               1994      153,000           0             3,750
                                                        1993      140,125           0             3,503
Allan R. Page, Vice President -- Corporate              1995      145,250       1,192             4,620
 Services                                               1994      137,750           0             4,132
                                                        1993      128,750           0             3,862
Joseph J. DeVirgilio, Jr., Vice President --            1995      141,500       1,169             4,620
 Human Resources & Administration                       1994      135,125           0             4,054
                                                        1993      127,375           0             3,821

------------------------
(1) This base salary amount includes amounts deferred pursuant to the Corporation's (i) Flexible Benefits Plan, which Plan is established pursuant to Section 125 of the Internal Revenue Code of 1986, as amended ("Code") which permits those electing to participate to defer salary, within specified limits, to be applied to qualified medical and/or child care benefit payments, and (ii) Savings Incentive Plan ("SIP"), a "defined contribution" plan which meets the requirements of the Code, including Code
    Section 401(k), which, among other things, permits, within limitations, participants to tax-defer base salary, and, within limits, provides for Corporation contributions to participants.

(2) These are amounts contributed by the Corporation for the benefit of the named individual under the SIP.

(3) Compensation paid pursuant to the terms of the Corporation's Executive Incentive Compensation Plan ("Incentive Plan"), which terms are more fully described below under the caption "Report on Executive Compensation".

RETIREMENT INCOME PLAN

    The Corporation's Retirement Income Plan ("Retirement Plan") is a "defined benefit" plan, which meets the requirements of the Code, and applies to all employees of the Corporation. In 1995, there were no contributions made to the Retirement Plan as a result of its full-funding status for Federal income tax purposes. The Retirement Plan provides for retirement benefits related to the participant's annual base salary for each year of eligible employment. Retirement Plan benefits depend upon length of service, age at retirement and earnings during years of participation in the Retirement Plan and any predecessor plans. A participant's benefits under the Retirement Plan are determined as the accumulation, over that participant's career, of a percentage of each year's base salary. For periods on and after October 1, 1994, the percentage is 2% of base salary, except that for years in which the participant is over 50 years of age such percentage is increased to 2.5%. The Retirement Plan also provides a benefit for service prior to October 1, 1994 based on a percentage of a participant's average earnings at October 1, 1994 (being 50% of each of the base salaries at October 1, 1991 and 1994 and 100% of each of the base salaries at October 1, 1992 and 1993) and the number of years of service while a member of the Retirement Plan prior to October 1, 1994, all subject to certain limitations. A cash balance account benefit provided by the Corporation is also available on retirement under the Retirement Plan, which benefit, generally, provides for a credit to those participants in the Retirement Plan, on January 1, 1987, of 10% of their base salary on that date and for a further credit to those participants in the Retirement Plan, on September 30, 1991, of 5% of their base salary on that date, with, in both cases, annual interest earned thereon. While the amount of the contribution payment or accrual with respect to a specified person is not and cannot readily be separately or individually calculated by the regular actuaries for the Retirement Plan, estimated annual benefits under the Retirement Plan upon retirement at age 65 for the individuals listed in the table under the above caption "Executive Compensation", assuming continuation of present annual salaries and giving effect to applicable benefit limitations in the Code, are as follows: Mr. Mack -- $120,000; Mr. Ganci --
$120,000; Mr. Meyer  -- $116,494;  Mr. Page --  $109,333 and  Mr. DeVirgilio  --
$114,558.

RETIREMENT BENEFIT RESTORATION PLAN

    Effective May 1, 1993, the Corporation adopted an unfunded, uninsured pension benefit plan for a select group of highly compensated management employees called the Retirement Benefit Restoration Plan ("RBRP"). The RBRP provides an annual retirement benefit to those participants in the Retirement Plan who hold the following offices with the Corporation: Chairman of the Board and Chief Executive Officer, President and Chief Operating Officer, Vice President (including all levels thereof), Secretary, Treasurer, Controller, and Assistant Vice President. Such benefit is equal to the difference between (i) that received under the Retirement Plan, giving effect to applicable salary and benefit limitations under the Code, and (ii) that which would have been received under the Retirement Plan, without giving effect to such limitations under the Code. None of the individuals listed in the table under the above caption "Executive Compensation" have a current salary level which, if continued to retirement at age 65, would provide a benefit under the RBRP, except for Messrs. Mack, Ganci and Meyer, whose estimated annual benefits under the RBRP upon retirement at age 65, assuming the continuation of their present salaries, are $85,389, $56,947 and $7,417 respectively.

EXECUTIVE DEFERRED COMPENSATION PLAN

    The Corporation's Executive Deferred Compensation Plan covers a select group of highly compensated management employees as an incentive for them to remain with the Corporation. Under that Plan, an annual benefit is payable, commencing on retirement, to eligible participants (who retire at age 60 or older and with 10 or more years of service) for 10 years of the following percentage of annual base compensation at retirement: 60 to 63 -- 10%; 63 to 65 -- 15%; 65 or over -- 20%. In view of changes in the Code which became effective January 1, 1994, the Plan was amended prior thereto so that eligible participants, who reached age 55 at December 31, 1993, are considered to have accrued benefits under this Plan as if they were age 60 and had 10 years of service with the Corporation at December 31, 1993. No amounts were paid under such Plan for the individuals named in the table under the above caption "Executive Compensation" for the year 1995. Estimated annual benefits under this Plan upon retirement at age 65 for such named individuals, assuming continuation of their present annual salaries, are as follows: Mr. Mack -- $65,000; Mr. Ganci -- $51,000; Mr. Meyer -- $33,300; Mr.
Page -- $29,400 and Mr. DeVirgilio -- $28,600.

REPORT ON EXECUTIVE COMPENSATION

    The following disclosure is made over the name of each Outside Director, on the date hereof, and shall be considered a report of the Outside Directors and the Compensation Committee:

    As described above under the caption "Board of Directors and Committees -- Committee on Compensation and Succession/Interlocks and Insider Participation," the members of the Compensation Committee are Messrs. Effron, Eyman and Swyer and Dr. Fergusson. Among the responsibilities of the Compensation Committee are consideration and recommendation to the Board of Directors of the salaries of officers of the Corporation. Annual salary determinations by the Board of Directors become effective as of April 1 of each year and continue until the following March 31.

    COMPENSATION PHILOSOPHY

    The Compensation Committee based its 1995 officers' compensation recommendations to the Board of Directors on an evaluation of each of the following three factors, giving balanced weight to each, which factors reflect a long-standing executive compensation philosophy of the Corporation:

       (1) Compensation comparisons of other comparable executive officers. Comparisons are made to the compensation of officers of other New
    York State utilities and of other utilities with revenues and other characteristics similar to those of the Corporation, using data received from the Edison Electric Institute and the American Gas Association, which utilities are some, but not all, of the utilities included on the graph under the below caption "Performance Graph." And, every two years, an executive compensation study is performed by an independent consultant engaged by the Corporation. Such independent study was performed for the period covered by this Report. The data obtained by these various sources was evaluated and compensation levels for the Corporation's officers were established based generally on averages of comparative salary ranges.

       (2) The experience, responsibility and contribution of each individual officer to the Corporation's performance.

       (3) The incumbent's performance in carrying out the responsibilities and duties of his or her office, as described below:

        The performance of each officer of the Corporation (other than Messrs. Mack and Ganci, as discussed below) was also evaluated, by the Compensation Committee, on the basis of how he or she contributed to the extent applicable, to furthering the Corporation's mission:

       to provide customers with safe, reliable utility service at the lowest reasonable price;

       to provide a competitive return to the Corporation's shareholders;

       to provide a safe working environment that will attract, retain and motivate employees; and

       to provide corporate resources to enhance the quality of life in the Corporation's service territory.

    With the exception of (1) above, the performance criteria set forth above for Mr. Mack and each other officer of the Corporation were subjectively evaluated by the Board of Directors in its deliberations related to compensation for each officer, based on an assessment of the degree to which each such officer (i) met the criteria set forth in his/her position description and (ii) accomplished the Corporation's strategic goals and objectives for which such officers were responsible.

    SECTION 162(M) OF THE CODE

    The Compensation Committee and the Board of Directors is aware of and has considered the qualifying compensation regulations established in Section 162(m) of the Code, which provides that, unless an appropriate exemption applies, a tax deduction for the Corporation for remuneration of any officer named in the above caption -- "Executive Compensation -- Summary Compensation Table" will not be allowed to the extent such remuneration in any taxable year exceeds $1 million. As no officer of the Corporation received remuneration during the 1995 fiscal year approaching $1 million, the Corporation has not developed an executive compensation policy with respect to qualifying compensation paid to its executive officers for deductibility under Section 162(m) of the Code.

    INCENTIVE PLAN

    The Incentive Plan, established January 1, 1993 and applicable to the Chairman of the Board and Chief Executive Officer, was amended, effective January 1, 1995, to include the President and Chief Operating Officer.

    The Incentive Plan establishes the compensation for the incumbents in such offices based on two components: annual base salary (which becomes effective as of April 1 of each year and continues until the following March 31) and an incentive feature (which provides an award, as noted below, for performance for the most recently ended calendar year). The determination of annual base salary and incentive compensation, if any, is determined by the Outside Directors, for Mr. Mack; and for Mr. Ganci, by the Outside Directors and Mr. Mack.

    Under the incentive component of the Incentive Plan, Messrs. Mack and Ganci have the opportunity to earn up to an additional 10% of their base salaries, based on a formula which measures the Corporation's achievement of goals within the following four categories: (i) shareholder value; (ii) level of customer electric and gas prices and reliability; (iii) employee safety and (iv) community involvement.

    A determination as to whether any incentive compensation is earned is made within 90 days after the end of each calendar year; and if an award is made, compensation will be made in a lump sum within 30 days of such determination.

    CHIEF EXECUTIVE OFFICER'S BASE SALARY AND INCENTIVE COMPENSATION

    The performance of the Chairman of the Board and Chief Executive Officer was evaluated, by the Outside Directors, under the Incentive Plan.

    In establishing the annual base salary component for Mr. Mack under the Incentive Plan, which for the period April 1, 1995 to March 31, 1996 is $325,000, the Outside Directors reviewed Mr. Mack's performance during 1994 related to his policies and leadership in the goal of building a more profitable corporation and thereby increasing shareholder value while providing reliable service at reasonable prices. As a measure of this goal, his performance was evaluated pursuant to the following criteria:

    Has the confidence of the financial community and the Corporation's shareholders been maintained and/or enhanced? Key financial indices, credit ratings, total return to shareholders and the adequacy of cash flow are significant quantitative factors.

    Does the Corporation have effective management and other personnel so as to assure a high quality of customer service and to meet the changing needs of its customers?

    Has the Corporation's physical plant and equipment been maintained and/or improved so as to assure that the Corporation continues to meet its objective of providing highly reliable utility service at the lowest reasonable price?

    Is the Corporation's strategic plan effective in keeping the Corporation abreast of or ahead of changes that occur as a result of competition, technology changes and new regulation?

    With respect to the relationship of the Company's performance in 1994 to Mr. Mack's base salary for 1995, the Outside Directors determined that performance by Mr. Mack of his duties in 1994 more than satisfied the related performance criteria, as described above. Not all of these performance criteria lend themselves to objective measurement. However, during 1994, the Corporation's (i) book value of common stock increased to $25.34 at year's end, from $24.65 the previous year, (ii) credit ratings on its First Mortgage Bonds were maintained at "A" by one rating agency and at "A-" or the equivalent by three other agencies, despite the view by the financial community that utilities generally represented a greater risk than previously determined, (iii) dividend paid to shareholders in 1994 increased by 2% from $2.03 in 1993 to $2.07 in 1994 and
(iv) residential, commercial, and industrial rates continued to be among the lowest in New York.

    Based on the recommendation of the Compensation Committee, the Board of Directors, on April 4, 1995, awarded Mr. Mack 9.7% (or $30,264) of his 1994 base salary as incentive compensation.

    Mr. Mack did not participate in the determination of his 1995 compensation. Mr. Ganci did not participate in the determination of either his or Mr. Mack's 1995 compensation.

                                          L. Wallace Cross
                                          Jack Effron
                                          Richard H. Eyman
                                          Frances D. Fergusson
                                          Heinz K. Fridrich
                                          Edward F. X. Gallagher
                                          Charles LaForge
                                          Howard C. St.John
                                          Edward P. Swyer

                               PERFORMANCE GRAPH

    The line graph set forth below provides a comparison of the Corporation's cumulative total shareholder return on its Common Stock with the Standard & Poor's 500 Index and, as a Corporation determined peer comparison, the EEI Combination Gas and Electric Investor-Owned Utilities' Index ("EEI Index"). Such shareholder return is the sum of the dividends paid and the change in the market price of stock.

                COMPARISON OF THE CORPORATION'S FIVE YEAR TOTAL
                  CUMULATIVE RETURN WITH THE S&P 500 INDEX AND
                                 THE EEI INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            CENTRAL HUDSON    S&P 500      EEI
1990                    100        100        100
1991                    125        130        130
1992                    145        140        143
1993                    151        155        159
1994                    142        157        139
1995                    179        215        177

                            YEAR ENDING DECEMBER 31,

                              1990       1991       1992       1993       1994       1995
Central Hudson............  $     100  $     125  $     145  $     151  $     142  $     179
S&P 500...................  $     100  $     130  $     140  $     155  $     157  $     215
EEI.......................  $     100  $     130  $     143  $     159  $     139  $     177

*Assumes $100 invested on January 1, 1991 in the Corporation's Common Stock, the
 S&P 500 Index and the EEI Index

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    The Board of Directors has appointed the firm of Price Waterhouse LLP as independent accountants for the Corporation for the year 1996 and recommends to shareholders ratification of such appointment.

    The appointment of the independent accountants is approved annually by the Board of Directors and is based on the recommendation of the Committee on Audit, which reviews the qualifications of independent accountants and which reviews and approves the audit scope, reasonableness of fees and also the types of nonaudit services for the coming year.

    While there is no legal requirement that this appointment be submitted to a vote of shareholders for ratification, such action is being requested, in response to suggestions by shareholders and also because the Board of Directors believes that the selection of the independent accountants to audit the books, records and accounts of the Corporation is of sufficient importance to seek such ratification. If this action were not ratified, the Board of Directors would, in due course and having regard for the requirements of an orderly transition, select other independent accountants upon the recommendation of the Committee on Audit.

    Representatives of Price Waterhouse LLP will be present at the annual meeting of shareholders and will have an opportunity to make a statement if they desire to do so. They will be available to respond to appropriate questions.

                       DEADLINE FOR SHAREHOLDER PROPOSALS

    Proposals of shareholders intended to be presented at the 1997 annual meeting to be included in the proxy material relating to that meeting must be received by the Corporation by October 25, 1996.

                                 OTHER MATTERS

    The Board of Directors does not know of any matters to be brought before the meeting other than those referred to in the notice hereof. If any other matters properly come before the meeting, it is the intention of the persons named in the form of proxy to vote such proxy in accordance with their judgment on such matters.

                                          By Order of the Board of Directors,

                                          Ellen Ahearn
                                          SECRETARY

February 23, 1996

ROUTE TO CENTRAL HUDSON

[MAP]

FROM NEW YORK CITY AREA:

- Taconic State Parkway North to Interstate 84 (I-84)

- I-84 West to Exit 13 (Route 9)

- Turn right off ramp onto Route 9 North

- Route 9 approximately 12 miles to the Academy Street/South Avenue Exit

- Bear left at end of ramp and go under the overpass

- Turn right into Central Hudson entrance

FROM CONNECTICUT:

- I-84 West to Exit 13 (Route 9)

- Continue as above.

FROM PENNSYLVANIA:

- I-84 East to Exit 13 (Route 9)

- Turn left off ramp onto Route 9 North

- Continue as above.

FROM NEW JERSEY AND UPSTATE NEW YORK:

- New York Thruway (I-87) to Exit 18 (New Paltz)

- Turn right onto Route 299 East

- Route 299 approximately 5 miles, turn right onto Route 9W South

- Route 9W approximately 2 miles, bear right for Mid-Hudson Bridge

- After crossing bridge take first right (Route 9 South)

- Route 9 approximately 1 mile to Academy Street/ South Avenue Exit

- Bear right off exit ramp into Central Hudson entrance

                     Appendix to Electronic Format Document


     Pursuant to Reg. 232.304 of Regulation S-T, this appendix describes all graphic and image information in the foregoing document which will appear in the paper format of such document:

     1. A line graph which sets forth a comparison of the Corporation's five year total cumulative shareholder return on its common stock with the Standard & Poor's 500 Index and, as a Corporation determined peer comparison, the EEI Combination Gas and Electric Investor-Owned Utilities' Index appears on page 14.

     2. A map providing directions to the Corporation's offices at which the annual meeting of shareholders will be held appears on page 16.

                    CENTRAL HUDSON GAS & ELECTRIC CORPORATION
                          PROXY OF COMMON SHAREHOLDERS
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY

The undersigned hereby appoints JOHN E. MACK III, JACK EFFRON, HEINZ K. FRIDRICH and PAUL J. GANCI, or any one or more of them, proxy, with full power of substitution, to vote, as designated on the reverse hereof, all shares of Common Stock owned by the undersigned at the annual meeting of shareholders of Central Hudson Gas & Electric Corporation to be held at the office of the Corporation, 284 South Avenue, in the City of Poughkeepsie, Dutchess County, New York, on April 2, 1996, or any adjournment thereof, upon all such matters as may properly come before the meeting, including the following proposals described in the Proxy Statement, dated February 23, 1996, a copy of which has been received by the undersigned:


1.   Election of Directors, Nominees:

L. Wallace Cross, Jack Effron, Frances D. Fergusson, Heinz K. Fridrich, Edward
F. X. Gallagher, Paul J. Ganci, Charles LaForge, John E. Mack III, Edward P. Swyer.

2.   Ratification of Appointment of Independent Accountants.


     Comments (If Any)

     ------------------------------------------

     ------------------------------------------

     ------------------------------------------

     (If you have written in the above space, please mark the corresponding box on the reverse side of this card.)


(THIS PROXY CONTINUES AND MUST BE SIGNED ON THE REVERSE SIDE)

SEE REVERSE SIDE

                                                                     1535

/X/  PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 1 AND FOR
   ITEM 2.


     THE DIRECTORS RECOMMEND A VOTE "FOR" THIS ITEM

1. Election of Directors (see reverse)
   For, except vote withheld from the following nominee(s):

   FOR  / /         WITHHELD  / /


     THE DIRECTORS RECOMMEND A VOTE "FOR" THIS ITEM

2. Ratification of Appointment of Price Waterhouse LLP as
   Independent Accountants

   FOR  / /         AGAINST  / /        ABSTAIN  / /


   If you plan to attend the Annual Meeting, place an X
   in this box.              / /

   If you indicated a change of address below or comments on reverse side,
   place an X in this box.   / /


   CHANGE OF ADDRESS

   --------------------------------------------

   --------------------------------------------

   --------------------------------------------


   SIGNATURE(S)______________________________  DATE_______________, 1996


   NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.